Execution Version

BONDING AGREEMENT

This Bonding Agreement (“Bonding Agreement”), dated February 28, 2018, is entered into by and between TETRA Technologies, Inc., a Delaware corporation (“TETRA”), and Orinoco Natural Resources, LLC, a Delaware limited liability company (“Orinoco”), and Epic Offshore Specialty, LLC, a Delaware limited liability company (“Epic”), solely for purposes of Section II.1 herein. TETRA and Orinoco are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS:

A.Reference is made to the following agreements: (i) that certain Asset Purchase and Sale Agreement of even date herewith (as amended from time to time, the “APA”), by and between Maritech Resources, LLC, formerly Maritech Resources, Inc. (“Maritech”), as Seller, TETRA, and Orinoco, as Buyer, pursuant to which Maritech’s active oil, gas and mineral leases and other properties more fully described in the APA were conveyed by Maritech to Orinoco; (ii) that certain Membership Interest Purchase and Sale Agreement of even date herewith (as amended from time to time, the “MIPSA”), by and among TETRA Applied Technologies, LLC (“TETRA Applied”), as Seller, Maritech, as the Company, TETRA, and Orinoco, as Buyer, pursuant to which TETRA Applied sold to Orinoco all of the outstanding membership interests of Maritech, a wholly owned subsidiary of TETRA; and (iii) that certain Equity Interest Purchase Agreement of even date herewith (as amended from time to time, the “EIPA”), by and among TETRA and TETRA Production Testing Holding LLC, as Sellers, and Epic Offshore Specialty, LLC, as Buyer.

B.This Bonding Agreement is being executed simultaneously with the execution of, and is an integral part of the consideration for, the APA , the MIPSA, and the EIPA.

C.TETRA and Orinoco desire to enter into this Bonding Agreement to set forth the terms and conditions of the financial assurance required pursuant to the APA and the MIPSA.

W I T N E S S E T H:

In consideration of the substantial direct and indirect benefits derived by the Parties from the transactions under the APA, the MIPSA and the EIPA, the Parties hereby agree as follows:

I. INITIAL BONDS

2.At the time of the APA closing, Orinoco, as the Principal, shall deliver to TETRA, as the Obligee, forty two (42) non-revocable performance bonds issued by Indemnity National Insurance Company (“INI”) (each an “Initial Bond” and collectively the “Initial Bonds”), in the amounts identified on Exhibit A hereto (“Individual ARO Estimates”, and each an “Initial Bond Penal Sum”) and in the form identified on Exhibit B hereto, to cover the full and faithful performance by Orinoco and Maritech of the Abandonment Obligations, defined below, for the individual offshore well(s), pipeline(s), platform(s) and/or surface restoration obligations identified on Exhibit “A” hereto (“Individual AROs”), for an aggregate original penal sum of forty six million seven hundred fifty-six thousand ninety-eight dollars and 37/100 ($46,756,098.37) (“INI Original Penal Sum”);

3.“Abandonment Obligations” shall mean the asset retirement obligations performed in full and faithful compliance with the terms of the applicable lease and the rules, regulations, notices and orders now or hereafter existing of the Bureau of Safety and Environmental Enforcement, the Bureau of Ocean Energy Management (“BOEM”), any successor agency, or any other agency, authority or body having jurisdiction or authority over any operations conducted on property located in the Outer Continental Shelf.

4.If TETRA is required to satisfy Abandonment Obligations for an Individual ARO, TETRA shall be entitled to call the Initial Bond covering such Individual ARO by giving written notice by certified mail to Orinoco and to INI at their last known address. Any amount so called shall be paid directly to TETRA, and TETRA shall utilize the proceeds exclusively to pay for the performance of such Individual ARO. The amount paid to TETRA by INI shall automatically reduce the INI Original Penal Sum, on a dollar for dollar basis (as so reduced, the “INI Current Penal Sum”). References in this Section I to “Penal Sum” shall mean the Initial Bond Penal Sum or the INI Current Penal Sum, as applicable. Any proceeds received by TETRA in excess of the amount so utilized shall be maintained by TETRA in escrow and such funds shall be used exclusively to pay for the performance of the Abandonment Obligations, and shall be treated as replacement security for a portion of the Initial Bonds as provided in Section III.7.

5.Except as provided in Section I.3 above, each Initial Bond shall remain in full force and effect at its Initial Bond Penal Sum until it is released by TETRA, even in the event that Orinoco or Maritech assigns or otherwise transfers its ownership interest in the lease(s) on which the corresponding Individual AROs exist.

6.In the event that TETRA has called one or more Initial Bonds and the proceeds of such Initial Bond(s) are not sufficient to cover TETRA’s costs of satisfying the Abandonment Obligations for the Individual AROs associated with such called bonds, within ten (10) days after receipt of written demand Orinoco shall make a cash payment to TETRA for the deficiency.

II. ADDITIONAL SECURITY

1.Concurrently with the APA closing, TETRA shall receive additional security in the form of the following (“Additional Security”):

(i)    By joining this agreement, Epic covenants not to make any distributions or loans to its equity holders. In addition, all excess funds shall be retained by Epic.

(ii)    A forty-seven million dollar and no/100 ($47,000,000.00) Personal Guarantee from Thomas M. Clarke and Ana M. Clarke in the form attached as Exhibit B hereto (the “Clarke Guarantee”).

2.The Additional Security is provided to guarantee the performance by Orinoco of its obligations under the Bonding Agreement.
3.
3.Once TETRA has received the Stage 2 Permanent Bonds, as defined in Section IV.1 below, the Clarke Guarantee shall be released and Epic shall be permitted to make cash distributions and loans to its equity holders and distribute excess funds.

III.
PERMANENT BONDS – STAGE 1

1.Orinoco shall, within ninety (90) days after the APA closing, replace all outstanding Initial Bonds with a maximum of forty-seven (47) non-revocable performance bonds (the “Stage 1 Permanent Bond(s)”), issued by a surety or sureties (“Surety”) acceptable to TETRA, with at least a Standard & Poor’s “A” rating or A.M. Best “A” Rating and a Treasury listing in excess of the penal sum of the largest performance bond issued to TETRA by such Surety (as so qualified, an “Acceptable Surety”), for an aggregate original penal sum of forty seven million and no/00 dollars ($47,000,000.00) (“Original Stage 1 Permanent Bond Penal Sum”). Each Stage 1 Permanent Bond shall be in a form substantially similar to the form of each Initial Bond, with such changes as are necessary to conform it to the provisions of this Article III.

2.Notwithstanding anything to the contrary in Section III.1 above, in the event the INI Original Penal Sum was reduced pursuant to Section I.3 above, then the Original Stage 1 Permanent Bond Penal Sum shall equal forty seven million dollars and no/100 ($47,000,000.00) less the amount by which the INI Original Penal Sum exceeds the INI Current Penal Sum.

3.Each Stage 1 Permanent Bond shall guarantee the full and faithful performance by Orinoco and/or Maritech of the Abandonment Obligations relating to one or more individual offshore well(s), pipeline(s), platform(s) and/or surface restoration obligations on the leases for which Maritech currently has an outstanding Abandonment Obligation (“Stage 1 Permanent Bond ARO(s)”). A schedule of the Stage 1 Permanent Bond ARO(s), with cost estimates (“Stage 1 ARO Estimates”), shall be prepared by TETRA with input from Orinoco and Maritech, and shall become a part of this Bonding Agreement as Exhibit B-1.

4.TETRA shall, within fifteen (15) days after receipt of the Stage 1 Permanent Bonds, release all outstanding Initial Bonds.

5.The Original Stage 1 Permanent Bond Penal Sum shall be reduced as described in Section below, and such reduced sum shall be the “Current Stage 1 Permanent Bond Penal Sum.” References in this Article III to “Penal Sum” shall mean the Original Stage 1 Permanent Bond Penal Sum or the Current Stage 1 Permanent Bond Penal Sum, as appropriate.

6.If TETRA is required to satisfy Abandonment Obligations for any Stage 1 Permanent Bond ARO(s), TETRA shall be entitled to call the Stage 1 Permanent Bond covering such Stage 1 Permanent Bond ARO(s) by giving written notice by certified mail to Orinoco and the Surety at their last known address. Any amount so called shall be paid directly to TETRA and TETRA shall utilize the proceeds exclusively to pay for the performance of such Stage 1 Permanent Bond ARO. The amount paid to TETRA by the Surety shall automatically reduce the Stage 1 Permanent Bond Penal Sum, on a dollar for dollar basis (as so reduced, the “Stage 2 Current Penal Sum”). Any proceeds received by TETRA in excess of the amount so utilized shall be maintained by TETRA in escrow and such funds shall be used exclusively to pay for the performance of the Abandonment Obligations, and shall be treated as replacement security for a portion of the Stage 1 Permanent Bonds as provided in Section III.7 below.

7.In the event that TETRA has called one or more Stage 1 Permanent Bonds and the proceeds of such Stage 1 Permanent Bond(s) are not sufficient to cover TETRA’s estimated costs of satisfying the Abandonment Obligations for the Stage 1 Permanent Bond AROs associated with such called bonds, within ten (10) days after receipt of written demand Orinoco shall make a cash payment to TETRA for the deficiency.

8.In the event that Orinoco does not timely provide the Stage 1 Permanent Bonds, Orinoco shall immediately commence payments to TETRA (“Escrow Payments”) of two million and no/100 dollars ($2,000,000.00) per month. Escrow Payments received by TETRA shall be used exclusively to pay for the performance of the Abandonment Obligations. Each Escrow Payment shall be treated as replacement security for a portion of the Initial Bonds on a dollar for dollar basis. Within fifteen (15) days after receipt of the first Escrow Payment, TETRA shall release, in full, one or more outstanding Initial Bonds, if any, with an aggregate INI Current Penal Sum not to exceed the Escrow Payment. Within fifteen (15) days after receipt of each subsequent payment, TETRA shall release, in full, one or more outstanding Initial Bonds, if any, with an aggregate INI Current Penal Sum not to exceed the sum of the current Escrow Payment plus any Penal Sums remaining to be released as a result of prior Escrow Payments.

IV.
PERMANENT BONDS - STAGE 2

1.Orinoco shall, within one hundred eighty (180) days after the APA closing, replace all outstanding Initial Bonds and Stage 1 Permanent Bonds, as applicable (“Existing Bonds”), with a maximum of three (3) non-revocable performance bonds (the “Stage 2 Permanent Bond(s)”, each issued by an Acceptable Surety for an aggregate original penal sum of forty seven million and no/00 dollars ($47,000,000.00) (“Original Stage 2 Permanent Bond Penal Sum”). Each Stage 2 Permanent Bond shall be in a form substantially similar to the form of each Initial Bond, with such changes as are necessary to conform it to the provisions of this Article III.

2.Notwithstanding anything to the contrary in Section III.1 above, in the event the Original Stage 1 Permanent Bond Penal Sum was reduced pursuant to Section III.6 above, then the Original Stage 2 Permanent Bond Penal Sum shall equal forty seven million dollars and no/100 ($47,000,000.00) less the amount by which the Original Stage 1 Permanent Bond Penal Sum exceeds the Current Stage 1 Permanent Bond Penal Sum.

3.Each Stage 2 Permanent Bond shall guarantee, up to the penal sum of such bond, the full and faithful performance by Orinoco and/or Maritech of the Abandonment Obligations for the leases for which Maritech, at that time, has an outstanding Abandonment Obligation (“Stage 2 Permanent Bond ARO(s)”) and shall not include ARO cost estimates for any leases or individual wells, pipelines and platforms/surface restoration. The list of leases shall be prepared by TETRA with input from Orinoco and Maritech and become a part of this Bonding Agreement as Exhibit B-2 and as a part of the Stage 2 Permanent Bond(s).
4.TETRA shall, within fifteen (15) days after receipt of the Stage 2 Permanent Bonds, release all outstanding Initial Bonds or Stage 1 Permanent Bonds, as appropriate.

5.The Original Stage 2 Permanent Bond Penal Sum shall be reduced only as described in Section 6 below, and such reduced sum shall be the “Current Stage 2 Permanent Bond Penal Sum.” References in this Article IV to “Stage 2 Permanent Bond Penal Sum” shall mean the Original Stage 1 Permanent Bond Penal Sum or the Current Stage 1 Permanent Bond Penal Sum, as appropriate.

6.In the event that TETRA is required to satisfy an Abandonment Obligation for any Stage 2 Permanent Bond AROs, TETRA shall be entitled to call any or all of the Stage 2 Permanent Bonds in an amount equal to TETRA’s reasonable estimate of the cost to perform such Abandonment Obligation. Any amount so called shall be paid directly to TETRA and it shall utilize the proceeds exclusively to pay for the performance of such Abandonment Obligations. The amount paid to TETRA by the Surety shall automatically reduce, on a dollar for dollar basis, the Stage 2 Permanent Bond Penal Sum. Any proceeds received by TETRA in excess of the amount so utilized shall be maintained by TETRA in escrow and such funds shall be used exclusively to pay for the performance of a Stage 2 Permanent Bond ARO. Once all Abandonment Obligations for the Stage 2 Permanent Bond AROs are complete, TETRA shall, within fifteen (15) days after receive of a written request from Orinoco, return to Orinoco any and all sums remaining in such escrow.

7.In the event that Orinoco does not timely provide the Stage 2 Permanent Bonds, Orinoco shall immediately commence Escrow Payments to TETRA of one million and no/100 dollars ($1,000,000.00) per month. Escrow Payments received by TETRA shall be used exclusively to pay for the performance of the Abandonment Obligations. Each Escrow Payment shall be treated as replacement security, on a dollar for dollar basis, for a portion of an Existing Bond. Within fifteen (15) days after receipt of the first Escrow Payment, TETRA shall release, in full, one or more Existing Bonds, if any, with an aggregate Stage 2 Permanent Bond Penal Sum not to exceed the Escrow Payment. Within fifteen (15) days after receipt of each subsequent Escrow Payment, TETRA shall release, in full, one or more Existing Bonds, if any, with an aggregate Stage 2 Permanent Bond Penal Sum not to exceed the sum of the current Escrow Payment plus any Penal Sums remaining to be released as a result of prior Escrow Payments.

V.
ARO REVISIONS AND RELEASE OF BONDS

1.Either TETRA or Orinoco may call for a meeting (not more than once per calendar year, unless mutually agreed to in writing) (the “Meeting”) to discuss bonding for the Abandonment Obligations of Orinoco and Maritech pursuant to the APA and the MIPSA.

2.TETRA may, in advance of a Meeting, request information, reports and documents from Orinoco and/or Maritech related to the Abandonment Obligations, including the status of Completed Abandonment Obligation. Orinoco shall provide, and shall ensure that Maritech provides, all information, reports and documents reasonably requested within thirty (30) days after the request.

3.On or before ninety (90) days prior to the Meeting, Orinoco may request a release of one or more outstanding Initial Bonds, Stage 1 Permanent Bonds, or Stage 2 Permanent Bonds, as applicable (a “Bond(s)”). Such request shall be in writing and shall include (a) a list of all Abandonment Obligations completed by Orinoco and/or Maritech (“Completed AROs”) representing aggregate scheduled estimates (for Initial Bonds and Stage 1 Permanent Bonds) or aggregate actual costs (for Stage 2 Permanent Bonds) totaling at least five million dollars and no/100 ($5,000,000.00), and (b) evidence (which may include a report from the proper regulatory agency) of the full, final and complete performance of, and compliance with, such Abandonment Obligation(s). Upon receipt of such request, TETRA shall have the right (1) to request and receive additional information from Orinoco and/or Maritech with regard to such completed Abandonment Obligation(s), including operations reports for the abandonment operations, and (2) to conduct its own inspection of the wells, pipelines, platforms and surface related to such completed Abandonment Obligation(s), or cause such inspection to be performed on its behalf. All information reasonably requested by TETRA shall be provided within thirty
(30)days. The request for release shall be discussed at the Meeting. If TETRA determines, within ten (10) business days after the Meeting, in its reasonable discretion, that Orinoco or Maritech has fully, finally and completely performed each Abandonment Obligation identified in the request for release (“Completed Abandonment Obligations”), then TETRA shall release all or a portion of the Bond for the Completed AROs, subject to Sections V.3(i), V.3(ii) and V.3(iii) below;

(i)    The first two million and no/100 dollars ($2,000,000.00) of Completed Abandonment Obligations shall not reduce the penal sum of the Bonds.

(ii)    Once this deductible amount has been met, (1) all reductions to the penal sum of an Initial Bond shall equal one-half (1/2) of the Individual ARO Estimates attributable to those Completed Abandonment Obligations identified in the request for release, subject to any upward revision to an Individual ARO Estimate by TETRA as set forth in Section 4 below, (2) all reductions to the penal sum of a Stage 1 Permanent Bond shall equal one-half (1/2) of the Stage 1 ARO Estimates attributable to those Completed Abandonment Obligations identified in the request for relief, subject to any upward revision to any Stage 1 ARO Estimate, as set forth in Section 4 below, and (3) all reductions to the penal sum of a Stage 2 Permanent Bond shall equal one-half (1/2) of the actual cost of the Completed Abandonment Obligations

(iii)    In no event will an Initial Bond be released when the outstanding Individual ARO Estimates are at or above the Penal Sum. In no event will a Stage 1 Permanent Bond be released when the outstanding Stage 1 ARO Estimates are at or above the Penal Sum. In no event will a Stage 2 Permanent Bond be released when the reasonable estimate of any outstanding Stage 2 Permanent Bond ARO is at or above the Penal Sum.

4.Notwithstanding anything in this Bonding Agreement to the contrary, the INI Individual ARO Estimates and the Stage 1 ARO Estimates are not fixed; however, no revisions to the INI Individual ARO Estimates shall increase or decrease the INI Current Penal Sum, and no revisions to the Stage 1 ARO Estimates shall increase or decrease or the Current Stage 1 Permanent Bond Penal Sum. In the event that TETRA determines, in its reasonable judgment,that any Individual ARO Estimate or Stage 1 ARO Estimate, as applicable, is lower than what it would reasonably cost to satisfy the related Abandonment Obligation, based on current information, including information independently obtained, then TETRA may demand a reallocation of the aggregate of the outstanding ARO estimates, and Orinoco shall, within thirty (30) days after receipt of a reallocation schedule, deliver to TETRA replacement Bonds in the amount(s) of the reallocated ARO estimates. In no event will Orinoco be required to provide replacement bonds that would cause the outstanding Penal Sum to increase.

VI.
BOEM BONDING

In the event, and at any time, that BOEM requires security for any or all of the Abandonment Obligations, Orinoco or Maritech, as appropriate, shall use their best efforts to seek the approval of BOEM to provide a Dual Obligee Performance Bond for such security, with TETRA as the co-obligee (“Dual Obligee Bond”). Within fifteen (15) days after receipt of notice by BOEM that a Dual Obligee Bond has been accepted, TETRA shall release all, or that that portion, of the Initial Bond, Stage 1 Permanent Bond or Stage 2 Permanent Bond, as applicable, equal to the penal sum of the Dual Obligee Bond.

VII. GENERAL TERMS

1.Assignment. Unless expressly terminated, cancelled, or modified by TETRA in writing, the Surety’s obligations shall remain in full force and effect even if Orinoco or Maritech, as applicable, assigns or otherwise transfers its interest in the APA or the MIPSA or its ownership interest in a lease.

2.Delays. No delay, neglect, or failure of the Obligee to proceed promptly to enforce the Bonding Agreement or to proceed promptly in the premises in case of any default on the part of the Principal shall in any degree relieve the Principal and the Surety or either of them of their obligations under the Permanent Bond.

3.Representations and Warranties by the Parties. Each Party represents and warrants to the other that: (a) such Party has taken all necessary action to authorize the execution, delivery and performance of this Bonding Agreement in accordance with its terms; (b) this Bonding Agreement constitutes a legally valid and binding obligation of such Party enforceable in accordance with its terms; and (c) the execution, delivery and performance of this Bonding Agreement by such Party will not violate any provision of any law or regulation or other document which is binding on such Party.

4.Indemnity Obligations of Orinoco. Orinoco, together with its successors and assigns, shall indemnify, defend, and hold harmless TETRA, its officers, members, managers, directors, shareholders, employees, representatives, agents, successors, and assigns, harmless from and against any and all claims, lawsuits, or demands (including legal and expert fees), whether accrued or unaccrued, arising out of, related to, or attributable to any misrepresentation or breach of any representation, warranty, covenant, or agreement of Orinoco contained in this Agreement. ORINOCO’S INDEMNIFICATION OBLIGATION SHALL APPLY REGARDLESS OF WHETHER OR NOT SUCH CLAIMS, COSTS, EXPENSES, LIABILITIES AROSE FROM THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OF TETRA OR ANY OTHER INDEMNIFIED PARTY AND REGARDLESS OF WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY OTHER CONTRACT, STATUTE, RULE OR THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, THEORIES OF STRICT LIABILITY. TETRA AND ORINOCO ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

5.Costs and Expenses. Orinoco agrees to pay or reimburse TETRA on demand for the costs, charges and expenses of enforcing the terms and conditions of this Bonding Agreement, including all reasonable attorneys’ fees and legal costs that are actually paid or payable by TETRA to its legal representatives.

6.Assignment of Bonding Agreement. This Bonding Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that Orinoco may not, without the prior written consent of TETRA, assign any of its rights, powers or obligations hereunder. Any attempted assignment in violation of this section shall be null and void.

7.Notices. All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service which provides a receipt, or by registered or certified mail (postage prepaid), at the following addresses:
If to Buyer:
Orinoco Natural Resources, LLC 192 Summerfield Court, Suite 203
Roanoke, VA 24019
Attention: Thomas M. Clarke

With a copy
(which shall not constitute notice) to:

If to Seller:
TETRA Technologies, Inc. 24955 I-45 North
The Woodlands, Texas 77478
Attention: General Counsel

With a copy
(which shall not constitute notice) to:
Thompson & Knight LLP 811 Main Street, Suite 2500
Houston, Texas 77002
Attn: Barry Davis

or such other post office address within the continental limits of the United States as a Party may designate for itself by giving notice to the other Party, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address. All notices given by personal delivery or mail shall be effective on the date of actual receipt at the appropriate address as provided above.

8.Governing Law; Service of Process; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ANY CHOICE OF LAW DOCTRINE. EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION III.6 AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH GUARANTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN HARRIS COUNTY, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY.

9.Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS HEREUNDER.

10.Cumulative Rights. Each right, remedy and power hereby granted to TETRA or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by TETRA at any time or from time to time.

11.Severability. If any provision of this Agreement is to any extent determined by final decision of a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12.Entire Agreement. This Bonding Agreement, the APA, the MIPSA and the EIPA, including the exhibits thereto, constitute the sole, final and entire agreement of TETRA and Orinoco with respect to the subject matter hereof and thereof and collectively supersede all previous or contemporaneous agreements or understandings, oral or written, with respect thereto.

13.Amendment. No amendment or waiver of any provision of this Agreement shall be valid and binding unless it is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against which the waiver is to be effective.

14.Headings. Section headings are for convenience of reference only and shall not define, modify, expand or limit any of the terms of this Agreement.

15.Counterparts. Delivery of executed counterparts to this Agreement by facsimile or in electronic (i.e., pdf or tif) format shall be effective as delivery of a manually executed original counterpart of this Agreement.

[Remainder of the page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Bonding Agreement as of the day and year first written above.

TETRA TECHNOLOGIES, INC.

By:	/s/ Bass C. Wallace, Jr.
Name:	Bass C. Wallace, Jr.
Title:	General Counsel and Senior Vice President

ORINOCO NATURAL RESOURCES, LLC

By:	/s/ Thomas M. Clarke
Name:	Thomas M. Clark
Title:	Chief Executive Officer

EPIC OFFSHORE SPECIALTY, LLC,
solely for purposes of Section II.1 herein

By:	/s/ Thomas M. Clarke
Name:	Thomas M. Clarke
Title:	Authorized Signatory

Signature Page to Bonding Agreement

EXHIBIT A

Bond Count	Property	Property No	WI	Abandonment Obligation
1	EC 328 OCS‐G 10638 Well No. A‐1	5100001	100.00%	(297,466.640)
2	EC 328 OCS‐G 10638 Well No. A‐2	5100002	100.00%	(5,079,180.880)
3	EC 328 OCS‐G 10638 Well No. A‐4	5100003	100.00%	(297,466.640)
4	EC 328 OCS‐G 10638 Well No. A‐11 (A‐5)	5100018	50.00%	(148,947.040)
5	EC 328 OCS‐G 10638 Well No. A‐6 ST 2	5100012	50.00%	(148,947.130)
6	EC 328 OCS‐G 10638 Well No. A‐7	5100005	100.00%	(7,079,216.490)
7	EC 328 OCS‐G 10638 Well No. A‐8 ST No. 3	5100016	50.00%	(148,768.250)
8	EC 328 OCS‐G 10638 Well No. A‐9 ST 2	5100014	50.00%	(576,548.480)
9	EC 328 OCS‐G 10638 Well No. A‐10	5100017	50.00%	(576,391.220)
10	EC 328 OCS‐G 10638 Platform A Removal	5100500	100.00%	(7,853,817.510)
11	EC 328 OCS‐G 10638 Platform A Site Clearance	5100500	100.00%	(341,995.000)
12	HI A317 OCS‐G 02412 Well No. A‐7 D	4500007	92.22%	(5,620,252.030)
13	HI A317 OCS‐G 02412 Well No. A‐18	4500018	92.22%	(6,056,974.780)
14	HI A317 OCS‐G 02412 Well No. A‐22 D	4500022	92.22%	(5,542,816.330)
15	SS 219 OCS‐00829 Platform C ‐ Site Clearance	7400507	100.00%	(1,907,361.740)
16	HI 30L TX SL M‐63547 Well No. 2 U	8455202	1.11%	(2,985.490)
17	HI 30L TX SL M‐63547 Platform	8455500	1.11%	(554,807.290)
18	SS 28 OCS‐00346 Well No. 030	3600004	37.27%	(10,000.000)
19	SS 28 OCS‐00346 Well No. 033	3600005	37.27%	(477,269.290)
20	SS 28 OCS‐00346 Well No. 034	3600006	37.27%	(10,000.000)
21	SS 28 OCS‐00346 Well No. 039 (Producing)	3600008	37.27%	(174,549.860)
22	SS 28 OCS‐00346 Caisson 1‐33 Removal	3600515	37.27%	(154,086.370)
23	SS 28 OCS‐00346 Platform 1D Removal	3600519	37.27%	(714,936.330)
24	SS 28 OCS‐00346 Platform 2D Removal	3600520	37.27%	(705,548.880)
25	SS 28 OCS‐00346 Platform 3D‐CMP Removal	3600521	37.27%	(713,157.620)
26	SS 28 OCS‐00346 Caisson No. 39 Removal	3600518	37.27%	(204,614.790)
27	SS 28 OCS‐00346 Caisson No. E1	3600523	37.27%	(3,445.370)
28	SS 28 OCS‐00346 Pipeline Segment 9113	3610524	37.27%	(15,238.740)
29	SS 28 OCS‐00346 Pipeline Segment 12563	3610514	37.27%	(45,884.150)
30	SS 27 OCS‐00347 Well No. 002	3600012	32.50%	(54,303.970)

31	SS 27 OCS‐00347 Cassion 2 Removal	3600512	32.50%	(122,111.320)
32	SS 27 OCS‐00347 Caisson 6 Removal	3600513	32.50%	(135,025.680)
33	SS 27 OCS‐00347 Pipeline Segment 9897	3610521	32.50%	(23,723.580)
34	SS 27 OCS‐00347 Pipeline Segment 9898	3610512	32.50%	(766.960)
35	SS 27 OCS‐00347 Pipeline Segment 12216	3610513	32.50%	(44,113.550)
36	SS 14 OCS‐G 01359 Well No. 002 (Producing)	3600001	29.72%	(138,973.130)
37	SS 14 OCS‐G 01359 Well No A‐001	3600002	29.72%	(139,002.550)
38	SS 14 OCS‐G 01359 Caisson No. 2 Removal	3600510	29.72%	(161,742.250)
39	SS 14 OCS‐G 01359 Caisson No. A Removal	3600511	29.72%	(169,139.640)
40	SS 14 OCS‐G 01359 Pipeline Segment 7452	3610510	29.72%	(31,013.790)
41	SS 14 OCS‐G 01359 Pipeline Segment 12218	3610511	29.72%	(39,140.690)
42	SS 15 OCS‐G 12932 Well No. 006	3600003	32.50%	(234,366.920)

Total				(46,756,098.370)

EXHIBIT B

BOND NO.

PENAL SUM $

PERFORMANCE BOND

KNOW ALL MEN BY THESE PRESENTS:

That we, Orinoco Natural Resources , LLC, a Virginia limited liability company, with its principal office at 192 Summerfield Court, Suite 203, Roanoke, Virginia 24019 (the “Principal"), and Indemnity National Insurance Company, with an office at 725 Cool Springs Blvd., Suite 600, Franklin, Tennessee 37067 (the “Surety") are held and firmly bound unto TETRA Technologies, Inc., with its principal office at 24955 Interstate Hwy 45, The Woodlands, Texas 77380 (the "Obligee"), in the sum of     and xx/100 Dollars ($     ) lawful money of the United States of America (the “Original Penal Sum”) for the payment of which sum the Principal and the Surety bind themselves, their successors, and assigns, jointly, severally, and in solido, firmly by these presents.

WHEREAS, the Principal and Maritech Resources, LLC (“Maritech”), have entered into that certain Asset Purchase and Sale Agreement, dated February 28, 2018 (the "APA"), which agreement is by this reference made a part hereof and which provides for the sale and assignment, from Maritech to Principal, of its full right, title and interest in certain federal offshore oil, gas and mineral leases; and

WHEREAS, the Principal and Obligee have entered into that certain Membership Interest Purchase and Sale Agreement, dated February 28, 2018 (the "MIPSA", and together with the APA, the “PSAs”), which agreement is by this reference made a part hereof and which provides for the sale and assignment, from Obligee to Principal, of the interests of Obligee in Maritech, including certain asset retirement obligations relating to federal offshore oil and gas leases; and

WHEREAS, the Principal and Obligee have entered into that certain Bonding Agreement, dated February 28, 2018 (the "Bonding Agreement"), in the form attached to the APA as Exhibit D and attached to the MIPSA as Exhibit C.

WHEREAS, the Principal has promised in the PSAs and the Bonding Agreement to deliver to the Obligee this performance bond (“Bond”) as part of the closing for the MIPSA and the APA; and

WHEREAS, the Surety represents that it is duly authorized by the proper public authorities to transact the business of indemnity and suretyship in the state where it executed this Bond, and represents that it is qualified to be surety and guarantor on bonds and undertakings, which certificate has not been revoked; and

WHEREAS, the Surety represents that it has duly executed a power of attorney, appointing the representative named on the signature page as its duly authorized deputy, as the true and lawful attorney-in-fact of Surety, upon whom may be served all lawful process in any action or proceeding against Surety in any court or before any officer, arising out of or founded upon this Bond or any liability hereunder; and Surety does hereby agree and consent that such service, when so made, shall be valid service upon it, and that such appointment shall continue in full force and effect and be irrevocable so long as any liability against Surety remains outstanding hereunder.

NOW, THEREFORE, the Principal and the Surety agree as follows:

1.
The Surety hereby guarantees (a) the full and faithful performance by the Principal and Maritech of their obligations to perform all asset retirement obligations relating to the well(s), pipeline(s), platform(s) and/or surface restoration identified on Exhibit “A” hereto (“Abandonment Obligations”), and (b) with respect to the Abandonment Obligations, compliance by the Principal and Maritech with the terms of the applicable lease and the rules, regulations, notices and orders now or hereafter existing of the Bureau of Safety and Environmental Enforcement (“BSEE”), Bureau of Ocean Energy Management (“BOEM”), any successor agency, or any other agency, authority or body having jurisdiction or authority over any operations conducted on property located in the Outer Continental Shelf.

2.
Whenever Obligee is required to satisfy any, all or a portion of the Abandonment Obligations, Obligee shall be entitled to call any, all or a portion of the Bond by giving written notice by certified mail to the Principal and to the Surety at their last known address. The Surety shall, within twenty (20) days of such written notice (or a lesser time period consistent with that contained in any notice to commence operations by BOEM, BSEE, or any successor agency or other governmental agency), pay to the Obligee the amount so called. Any amount received by Obligee in excess of the sum so utilized shall be returned to the Surety and the Surety shall issue a new bond, in the amount of the returned sum, as directed by Obligee.

3.
Except as provided in Section 2 above, this Bond shall remain in full force and effect at the Original Penal Sum until it is released in writing by Obligee, even in the event Principal or Maritech assigns or otherwise transfers its ownership interest in the lease(s) on which the Abandonment Obligations exist.

4.	Except as provided in Section 8 below, in no event shall the Surety be obligated to pay, in the aggregate, for all claims hereunder, an amount exceeding the Original Penal Sum.

5.
No amendment of, or supplement to, the terms or provisions of the PSAs or the Bonding Agreement, or the exhibits attached to them, shall release the Principal and the Surety or either of them from their liability under this Bond, notice to the Surety of any such amendment or supplement being hereby waived.

6.	No assignment of the PSAs, and no delay, neglect, or failure of the Obligee to proceed promptly to enforce the Bonding Agreement or to proceed promptly in the premises in case of any default on the part of the Principal shall in any degree relieve the Principal and the Surety or either of them of their obligations under the Bond.

7.
No neglect or failure by the Principal to make any deposit, escrow payment, insurance premium or other payment of any kind, to or for the benefit of Surety, shall relieve the Principal and the Surety of any of their obligations under this Bond.

8.
In the event that the Obligee files a lawsuit against the Surety to enforce the Surety’s obligations under the Bond (or any part thereof) and if the Surety is ordered by the court to pay any penal sum of the Bond to the Obligee, then Obligee shall be entitled to recover from the Surety all reasonable attorneys’ fees, court costs and other expenses of litigation. This recovery shall be in addition to any penal sum of the Bond ordered by the court to be paid by the Surety to Obligee.

9.	Surety consents to be sued in any court in the State of Texas, hereby irrevocably submitting itself to the jurisdiction of said court.

10.	No right or action shall accrue on the Bond to or for the use of any person or corporation other than the Obligee, and its successors and assigns.

[Remainder of the page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the above bound parties have executed this Bond under their several seals this    day of February, 2018, the corporation seal of each party being hereto affixed, and those presents duly signed by its undersigned representative pursuant to authority of its governing body.

Attest:

Witness
Printed Name:

Witness
Printed Name:

PRINCIPAL
Orinoco Natural Resources, LLC

By:     Name: [TYPED]
Title:    [TYPED]

(Affix Corporate Seal)

Attest:

Witness
Printed Name:

Witness
Printed Name:

SURETY
Indemnity National Insurance Company

By:     Name: [TYPED]
Title:    Attorney-in-Fact

(Affix Corporate Seal)

Attest:

Witness
Printed Name:

Witness
Printed Name:

OBLIGEE
TETRA Technologies, Inc.

By:     Name: [TYPED]
Title:    [TYPED]

(Affix Corporate Seal)

EXHIBIT A

ABANDONMENT OBLIGATIONS BOND NO.

[Attach Power of Attorney]